Exhibit 99.1

Earnings Release and

Supplemental Financial and Operating Information

For the Three Months and Year Ended

December 31, 2025

Earnings Release and Supplemental Financial and Operating Information

News Release

Contact: Katie Reinsmidt, Executive Vice President - Chief Operating Officer, 423.490.8301, Katie.Reinsmidt@cblproperties.com

CBL PROPERTIES REPORTS OUTSTANDING RESULTS

FOR FOURTH QUARTER AND FULL-YEAR 2025

2025 FFO and NOI Results Near High-End of Guidance Range

CHATTANOOGA, Tenn. (February 13, 2026) – CBL Properties (NYSE: CBL) announced results for the fourth quarter and year ended December 31, 2025. Results of operations as reported in the consolidated financial statements for these periods are prepared in accordance with GAAP. A description of each supplemental non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income attributable to common shareholders	$1.56	$1.22	$4.34	$1.87
Funds from Operations ("FFO")	$1.91	$2.42	$6.74	$6.40
FFO, as adjusted (1)	$2.25	$1.92	$7.21	$6.69
(1)
For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company’s reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release.

KEY TAKEAWAYS:

•
Same-center NOI for Q4 2025 increased 3.3% compared with the prior-year period. FFO, as adjusted, per share for Q4 2025 was $2.25, compared with $1.92 per share for the prior-year period. For the year ended December 31, 2025, same-center NOI grew 0.5% compared with the prior-year period. FFO, as adjusted, per share was $7.21 for the year ended December 31, 2025, compared with $6.69 for the year ended December 31, 2024. Full-year results were near the high-end of the guidance range.
•
Same-center occupancy for malls, lifestyle centers and outlet centers was 88.6%, flat from the prior year-end.Portfolio occupancy declined 30 basis points to 90.0% as of December 31, 2025, compared with portfolio occupancy of 90.3% as of December 31, 2024. Bankruptcy related store closures, including the closures of Forever21, JoAnn, Claire's and Party City locations, representing approximately 107,000 square feet, negatively impacted mall occupancy by nearly 75 basis points compared with the prior-year period.
•
For the full year, more than 4.0 million square feet of leases were executed, including 2.4 million square feet of comparable new and renewal leases signed at a 2.6% increase in average rents versus the prior rents. In the fourth quarter 2025, 1.3 million square feet of leases were executed, including comparable new and renewal leases of approximately 759,000 square feet signed at a 2.9% decline in average rents versus the prior rents. The decline was driven by comparable mall renewal spreads of (5.3)%, partially offset by a nearly 15% increase in spreads on new mall leases compared to the expiring rents. Renewal spreads were impacted by the renewal of several maturing leases with higher occupancy costs.
•
Same-center tenant sales per square foot for the fourth quarter 2025 increased approximately 3.7% as compared with the prior-year period. Same-center tenant sales per square foot for 2025, of $437, increased 2.8% as compared with the prior-year period.
•
As of December 31, 2025, the Company had $335.4 million of unrestricted cash and marketable securities.
•
In 2025, CBL closed on dispositions generating approximately $240.7 million of gross proceeds including the October sale of Fremaux Town Center in Slidell, LA.

“2025 was an exceptional year for CBL, with strong operating performance and meaningful progress on our key strategic priorities,” said Stephen D. Lebovitz, Chief Executive Officer of CBL Properties. “We were particularly proud of the more than 34% total return to shareholders for the year including $2.50 per share in total dividends. Operationally, our portfolio performed strongly, highlighted by fourth-quarter same-center NOI growth of 3.3% and full year growth of 50 bps, at the high-end of our guidance range. While bankruptcy-related store closures offset occupancy gains, leasing momentum remained solid with nearly 1.3 million square feet signed in the fourth quarter and strong demand from tenants such as Barnes & Noble, Carhartt, and Total Wine. The positive holiday sales season contributed to full-year tenant sales growth of approximately 3%.

"We also made major progress improving our balance sheet and positioning our company for solid cash flow generation and long-term growth. We generated approximately $240 million of disposition proceeds at attractive valuations in 2025. In addition to reducing leverage, we redeployed this capital into the acquisition of four dominant enclosed malls at mid-teens cap rates, further strengthening our position as the preeminent owner and operator of successful enclosed malls in dynamic middle markets. We financed this transaction by expanding our existing loan with Beal Bank, improving the terms and extending the maturity. Our balance sheet also benefited from a number of notable loan transactions in 2025, including the extension of our term loan maturity, the closing of a new $78 million non-recourse loan secured by Cross Creek Mall in Fayetteville, NC, improving the rate by more than 130 bps, and the closing of a new $43.0 million loan secured by The Pavilion at Port Orange in Port Orange, FL, which generated a more than 160-bps improvement in the rate.

“As we look ahead to 2026, we are focused on building on the progress achieved in 2025 by further strengthening our balance sheet, pursuing our portfolio optimization strategy to enhance the quality and growth profile of our assets, and sustaining operational momentum to drive improvements in occupancy and rent. We have made incredible progress in recent years in positioning CBL to take advantage of opportunities in our industry and to continue creating significant return of capital and value for our shareholders."

Same-center Net Operating Income (“NOI”) (1):

	Three Months Ended December 31,
	2025	2024
Total Revenues	$166,613	$163,390
Total Expenses	$(50,007)	$(50,540)
Total portfolio same-center NOI	$116,606	$112,850
Total same-center NOI percentage change	3.3%

Estimate for uncollectable revenues (recovery)	$50	$866

(1)
CBL’s definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items such as straight-line rents and reimbursements, write-offs of landlord inducements and net amortization of above and below market leases.

Same-center NOI for the fourth quarter 2025 increased $3.8 million. Total operating expense during the fourth quarter declined $0.5 million, substantially driven by real estate tax refunds received in the current period. The estimate for uncollectable revenues favorably impacted the quarter by approximately $0.8 million.

	Year Ended December 31,
	2025	2024
Total Revenues	$627,181	$619,237
Total Expenses	$(206,710)	$(200,772)
Total portfolio same-center NOI	$420,471	$418,465
Total same-center NOI percentage change	0.5%

Estimate for uncollectable revenues (recovery)	$3,050	$3,032

Same-center NOI for the year ended December 31, 2025 increased $2.0 million. Total operating expense increased $6.0 million, primarily driven by one-time real estate and franchise tax refunds received in the prior-year period as well as higher utility, and maintenance and repair expenses. Results were also impacted by a $1.3 million decline in percentage rents.

PORTFOLIO OPERATIONAL RESULTS

Occupancy(1):

	As of December 31,
	2025	2024
Total portfolio	90.0%	90.3%
Malls, lifestyle centers and outlet centers:
Total malls	87.9%	87.8%
Total lifestyle centers	92.5%	92.2%
Total outlet centers	90.9%	92.3%
Total same-center malls, lifestyle centers and outlet centers	88.6%	88.6%
Open-air centers	95.0%	95.6%
All Other Properties	90.9%	89.5%

(1)
Occupancy for malls, lifestyle centers and outlet centers represent percentage of in-line gross leasable area under 20,000 square feet occupied. Occupancy for open-air centers represents percentage of gross leasable area occupied.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot:
	Three Months Ended December 31,	Year Ended December 31,
	2025	2025
All Property Types	(2.9)%	2.6%
Stabilized Malls, Lifestyle Centers and Outlet Centers	(4.0)%	1.9%
New leases	14.8%	35.2%
Renewal leases	(5.3)%	(1.5)%
Open-air Centers	26.7%	25.3%

Same-Center Sales Per Square Foot for In-line Tenants 10,000 Square Feet or Less:

	Sales Per Square Foot for the Trailing Twelve Months Ended December 31,
	2025	2024	% Change
Malls, lifestyle centers and outlet centers same-center sales per square foot	$437	$426	2.8%

DIVIDEND

On February 11, 2026, CBL announced a cash dividend of $0.45 per common share for the quarter ending March 31, 2026. The dividend, which equates to an annual dividend payment of $1.80 per common share, is payable on March 31, 2026, to shareholders of record as of March 17, 2026.

FINANCING ACTIVITY

On November 1, 2025, CBL exercised the one-year extension option for its non-recourse term loan, extending its maturity to November 2026. CBL also anticipates meeting the second extension test, which requires a principal balance of $615 million, in November 2026 through natural amortization, enabling another one-year extension to November 2027.

In October, CBL and its joint venture partner closed on a new $43.0 million loan secured by The Pavilion at Port Orange in Port Orange, FL. The five-year non-recourse loan has a fixed interest rate of 5.9%, interest-only, representing a more than 160-bps improvement versus the existing interest rate of 7.57%. Net proceeds were used to retire the existing $40.9 million loan, which was set to mature in February 2026.

CBL and its joint venture partner closed on an agreement with the existing lender for the non-recourse loan secured by Coastal Grand and Crossing in Myrtle Beach, SC, in October. Under the agreement, the principal balance was reduced by $5.0 million to $88.0 million with an initial effective fixed interest rate of 5.09%, and the maturity was extended to August 2028. In addition, in October, the Company exercised the extension option on the loan secured by Coastal Grand Mall - Dick's Sporting Goods.

In October, CBL and its joint venture partner also entered into a 9-month extension for the $28.5 million non-recourse loan secured by York Town Center in York, PA. The extended loan bears a fixed interest rate of 6.0% and matures in June 2026.

In July, CBL closed on a $78.0 million non-recourse loan secured by Cross Creek Mall in Fayetteville, NC. The new five-year loan bears a fixed interest rate of 6.856%. Proceeds from the loan were used to retire the existing $81.9 million loan secured by the property, which bore an interest rate of 8.19% and was scheduled to mature in August 2025.

In July, Southpark Mall in Colonial Heights, VA, was placed into receivership and was deconsolidated due to the loss of control. CBL is cooperating with the lender to facilitate a foreclosure of the asset, which is secured by a $48.3 million non-recourse loan.

In May 2025, CBL exercised the one-year extension option on the loan secured by Fayette Mall in Lexington, KY.

In March, the conveyance of Alamance Crossing East, in Burlington, NC, was completed in satisfaction of the outstanding $41.1 million non-recourse loan.

CBL is in discussions with the lenders on Jefferson Mall in Louisville, KY, ($48.99 million), Arbor Place Mall in Douglasville, GA ($85.5 million) and The Outlet Shoppes at Gettysburg in Gettysburg, PA ($19.4 million), and intends to cooperate with the foreclosure or conveyance of the properties in satisfaction of the debt.

TRANSACTION ACTIVITY

In 2025, CBL closed on dispositions generating approximately $240.7 million of gross proceeds.

In October, CBL completed the sale of its interest in Fremaux Town Center in Slidell, LA, generating cash proceeds to CBL of $30.77 million in addition to the elimination of $35.0 million of debt related to the property. In July, CBL closed on the sale of The Promenade in D'Iberville, MS, for $83.1 million. CBL completed the sale of Monroeville Mall and Annex in Monroeville, PA, for $34.0 million in January and the $38.1 million sale of Imperial Valley Mall in El Centro, CA, in February. CBL also completed the sale of an office building in Greensboro, NC, for $3.5 million in June and has sold six outparcels year-to-date generating gross proceeds of $15.6 million.

In July, CBL closed on the acquisition of four dominant enclosed regional malls for $178.9 million from Washington Prime Group. The malls include Ashland Town Center in Ashland, KY; Mesa Mall in Grand Junction, CO; Paddock Mall in Ocala, FL; and Southgate Mall in Missoula, MT. This acquisition reinforces CBL’s position as the preeminent owner and manager of successful enclosed malls in dynamic and growing middle markets.

Concurrently with the transaction close, CBL completed a modification and extension of its existing $333.0 million non-recourse outparcel and open-air center loan with Beal Bank USA, which was scheduled to initially mature in June 2027, with one, two-year extension option. The loan was modified to include the acquisition properties, increasing the principal balance by $110.0 million to $443.0 million and extending the initial maturity through October 2030, with one, two-year extension option for a final maturity in October 2032. For the initial five-year term, the new interest-only loan will bear a fixed interest rate of 7.70% on a principal balance of approximately $368.0 million and a floating interest rate of SOFR plus 410 basis points on the remaining balance of approximately $75.0 million. The full principal balance will convert to the floating rate after the initial term. CBL utilized proceeds from the $83.1 million sale of The Promenade, an open-air center in D'Iberville, MS, to fund the balance of the transaction.

STOCK REPURCHASE PROGRAM

On May 1, 2025, CBL announced that its Board of Directors authorized a stock repurchase program for the Company to buy up to $25 million of its common stock. On November 5, 2025, CBL's Board of Directors authorized a new stock repurchase program for the Company to buy up to $25 million of its common stock. The new stock repurchase program replaced the existing program authorized on May 1, 2025. In 2025, CBL acquired 573,998 shares of CBL stock for $18.0 million.

DEVELOPMENT AND REDEVELOPMENT ACTIVITY

Detailed project information is available in CBL’s Financial Supplement for Q4 2025, which can be found in the Invest – Financial Reports section of CBL’s website at cblproperties.com

OUTLOOK AND GUIDANCE

CBL is initiating FFO, as adjusted, guidance for 2026 in the range of $6.74 - 7.06 per share. Management anticipates same-center NOI for full-year 2026 in the range of (1.2)% to 1.1%.

	Low	High
2026 Net Income	$23.6	$33.6
2026 FFO, as adjusted (in millions)	$210.2	$220.2
2026 WA Share Count	31.2	31.2
2026 FFO, as adjusted, per share	$6.74	$7.06
2026 Same-Center NOI ("SC NOI") (in millions) (1)	$396.3	$405.6
2026 change in same-center NOI	(1.2)%	1.1%

	2026 SC NOI Low End	2026 SC NOI High End	Category Explanation
2025 same-center NOI	$401.3	$401.3

Non-core/Lender assets excluded from same center pool: Arbor Place Mall, Brookfield Square, Eastland Mall, Harford Mall, Jefferson Mall, Laurel Park Mall, Old Hickory Mall, Southpark Mall, The Outlets of Gettysburg, and York Galleria.

Net impact from new and renewal leasing activity	4.0	8.5	Net impact of new leases, renewal leases and contractual rent bumps for permanent and specialty leasing.
Percentage rent	(1.5)	-	Represents impact of flat to moderate sales growth in 2026 offset by higher breakpoints upon lease renewal and conversion of percentage rent to base rent on renewal.
Operating expense	(3.5)	(1.5)	Represents potential increase in operating expenses.
Credit loss	(1.0)	(0.8)	Unbudgeted reserve for tenants that may file for bankruptcy/close stores.
Uncollectable revenue variance	(3.0)	(2.0)	Represents the estimated impact of a variance in the estimate for uncollectable revenues.
2026 SC NOI Guidance	$396.3	$405.6
% change	(1.2)%	1.1%

Reconciliation of GAAP Earnings Per Share to 2026 FFO, as Adjusted, Per Share:

	Low	High
Expected diluted earnings per common share	$0.60	$0.92
Depreciation and amortization	4.85	4.85
Expected FFO, per diluted, fully converted common share	5.45	5.77
Debt discount accretion, net of noncontrolling interests' share	0.70	0.70
Adjustment for unconsolidated affiliates with negative investment	0.59	0.59
Expected FFO, as adjusted, per diluted, fully converted common share	$6.74	$7.06

Reconciliation of Net Income to SC NOI (in millions):

	Low	High
Net income (loss)	$23.6	$33.6
Adjustments (1):
Depreciation and amortization	151.0	151.0
Adjustments for unconsolidated affiliates(2)	24.1	24.1
Non-comparable property NOI	(44.7)	(44.7)
Other (income) expenses, net(3)	185.5	185.5
Non-property (income) expenses, net(4)	56.8	56.1
Total Same-Center NOI	$396.3	$405.6

(1) Adjustments are based on our Operating Partnership’s pro rata ownership share, including our share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties

(2) GAAP adjustments for unconsolidated affiliates, including those with negative investment.

(3) Property-level (income) expenses, net, that are not included in NOI, including but not limited to, interest expense, gains on sales of non-depreciable real estate assets, straight-line rent and above- and below-market lease amortization.

(4) Non-property (income) expenses, net, that are not included in NOI, including but not limited to, fee income and general and administrative expenses.

2026 Estimate of Capital Items (in millions):

	Low	High
2026 Estimated maintenance capital/tenant allowances (1)	$50.0	$55.0
2026 Estimated development/redevelopment expenditures	15.0	20.0
2026 Estimated principal amortization (including est. term loan ECF)	90.0	95.0
Total Estimate	$155.0	$170.0

(1) Excludes amounts related to properties which have 100% of the cash flows from such properties restricted under the terms of the respective loan agreements as further described on page 19 of the Financial Supplement.

ABOUT CBL PROPERTIES

Headquartered in Chattanooga, TN, CBL Properties owns and manages a national portfolio of market-dominant properties located in dynamic and growing communities. CBL’s owned and managed portfolio is comprised of 88 properties totaling 53.9 million square feet across 22 states, including 55 high-quality enclosed malls, outlet centers and lifestyle retail centers as well as more than 25 open-air centers and other assets. CBL seeks to continuously strengthen its company and portfolio through active management, aggressive leasing and profitable reinvestment in its properties. For more information visit cblproperties.com.

NON-GAAP FINANCIAL MEASURES

Funds From Operations

FFO is a widely used non-GAAP measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts ("NAREIT") defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure.

The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership.

In the reconciliation of net income (loss) attributable to the Company’s common shareholders to FFO allocable to Operating Partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders.

FFO does not represent cash flows from operations as defined by GAAP, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this news release for a description of these adjustments.

Same-center Net Operating Income

NOI is a supplemental non-GAAP measure of the operating performance of the Company’s shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

The Company computes NOI based on the Operating Partnership’s pro rata share of both consolidated and unconsolidated properties. The Company believes that presenting NOI and same-center NOI (described below) based on its Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since the Company conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's calculation of NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of the Company’s shopping center properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates, sales at the malls and operating costs and the impact of those trends on the Company’s results of operations. The Company’s calculation of same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-off of landlord inducement assets in order to enhance the comparability of results from one period to another. A reconciliation of same-center NOI to net income (loss) is located at the end of this earnings release.

Pro Rata Share of Debt

The Company presents debt based on the carrying value of its pro rata ownership share (including the carrying value of the Company’s pro rata share of unconsolidated affiliates and excluding noncontrolling interests’ share of consolidated properties) because it believes this provides investors a clearer understanding of the Company’s total debt obligations which affect the Company’s liquidity. A reconciliation of the Company’s pro rata share of debt to the amount of debt on the Company’s condensed consolidated balance sheet is located at the end of this earnings release.

Information included herein contains “forward-looking statements” within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company’s various filings with the Securities and Exchange Commission, including without limitation the Company’s Annual Report on Form 10-K, and the “Management's Discussion and Analysis of Financial Condition and Results of Operations” included therein, for a discussion of such risks and uncertainties.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Statements of Operations

(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
REVENUES:
Rental revenues	$150,386	$125,786	$558,985	$493,876
Management, development and leasing fees	1,214	1,897	5,114	7,609
Other	4,820	4,007	14,274	14,076
Total revenues	156,420	131,690	578,373	515,561
EXPENSES:
Property operating	(25,097)	(22,149)	(101,941)	(90,052)
Depreciation and amortization	(40,013)	(31,561)	(165,156)	(140,591)
Real estate taxes	(13,730)	(11,797)	(57,458)	(47,365)
Maintenance and repairs	(11,522)	(9,725)	(44,954)	(37,732)
General and administrative	(15,358)	(16,607)	(69,040)	(67,254)
Loss on impairment	—	(625)	(3,193)	(1,461)
Litigation settlement	—	400	—	553
Other	18	(88)	(57)	(230)
Total expenses	(105,702)	(92,152)	(441,799)	(384,132)
OTHER INCOME (EXPENSES):
Interest and other income	3,371	3,604	13,250	15,713
Interest expense	(42,999)	(36,418)	(175,962)	(154,486)
Loss on extinguishment of debt	—	—	(217)	(819)
Gain on deconsolidation	—	—	33,851	—
Gain on consolidation	—	26,727	—	26,727
Gain on sales of real estate assets	130	189	74,229	16,676
Income tax provision	(529)	(199)	(475)	(1,055)
Equity in earnings of unconsolidated affiliates	38,230	4,106	53,276	22,932
Total other income (expenses), net	(1,797)	(1,991)	(2,048)	(74,312)
Net income	48,921	37,547	134,526	57,117
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	(13)	(3)	(21)	(4)
Other consolidated subsidiaries	83	434	1,462	1,857
Net income attributable to the Company	48,991	37,978	135,967	58,970
Earnings allocable to unvested restricted stock	(729)	(770)	(2,089)	(1,206)
Net income attributable to common shareholders	$48,262	$37,208	$133,878	$57,764
Basic and diluted per share data attributable to common shareholders:
Basic earnings per share	$1.60	$1.23	$4.41	$1.87
Diluted earnings per share	1.56	1.22	4.34	1.87
Weighted-average basic shares	30,094	30,178	30,343	30,905
Weighted-average diluted shares	31,093	30,400	30,841	30,962

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

The Company's reconciliation of net income attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:

(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income attributable to common shareholders	$48,262	$37,208	$133,878	$57,764
Noncontrolling interest in income of Operating Partnership	13	3	21	4
Earnings allocable to unvested restricted stock	37	770	26	1,206
Depreciation and amortization expense of:
Consolidated properties	40,013	31,561	165,156	140,591
Unconsolidated affiliates	3,137	4,141	12,992	16,137
Non-real estate assets	(263)	(418)	(1,005)	(1,187)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(361)	(446)	(1,551)	(1,916)
Loss on impairment, including our share of unconsolidated affiliates, net of taxes	—	625	3,496	1,244
Gain on depreciable property, net of taxes	(31,404)	—	(104,046)	(15,651)
FFO allocable to Operating Partnership common unitholders	59,434	73,444	208,967	198,192
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share (1)	8,166	10,327	35,750	44,929
Adjustment for unconsolidated affiliates with negative investment (2)	2,358	1,494	12,811	(9,974)
Litigation settlement (3)	—	(400)	—	(553)
Non-cash default interest expense (4)	118	374	(328)	606
Gain on deconsolidation (5)	—	—	(33,851)	—
Gain on consolidation (6)	—	(26,727)	—	(26,727)
Loss on extinguishment of debt (7)	—	—	217	819
FFO allocable to Operating Partnership common unitholders, as adjusted	$70,076	$58,512	$223,566	$207,292
FFO per diluted share	$1.91	$2.42	$6.74	$6.40
FFO, as adjusted, per diluted share	$2.25	$1.92	$7.21	$6.69
Weighted-average common and potential dilutive common units outstanding	31,098	30,406	31,025	30,967
(1)
In conjunction with the acquisition of the Company's partners' 50% joint venture interests in CoolSprings Galleria, Oak Park Mall and West County Center and the implementation of fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method. The Company began recognizing the debt discount accretion associated with the consolidation of CoolSprings Galleria, Oak Park Mall and West County Center during the year ended December 31, 2025.
(2)
Represents the Company’s share of the earnings (losses) before depreciation and amortization expense of unconsolidated affiliates where the Company is recognizing equity in earnings (losses) on a cash basis because its investment in the unconsolidated affiliate is below zero.
(3)
Represents a credit to litigation settlement expense related to claim amounts that were released pursuant to the terms of the settlement agreement related to the settlement of a class action lawsuit.
(4)
The three months and year ended December 31, 2025 include default interest on a loan past its maturity date and the reversal of previously accrued default interest. The three months and year ended December 31, 2024 include default interest on loans past their maturity dates.
(5)
For the year ended December 31, 2025, the Company deconsolidated Southpark Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process.
(6)
For the year ended December 31, 2024, the Company closed on the acquisition of its partners' 50% joint venture interests in CoolSprings Galleria, Oak Park Mall and West County Center and recognized gain on consolidation.
(7)
During the years ended December 31, 2025 and 2024, the Company made a partial paydown on the 2032 non-recourse bank loan (previously referred to as the "open-air centers and outparcels loan") and recognized loss on extinguishment of debt related to prepayment fees.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Diluted EPS attributable to common shareholders	$1.56	$1.22	$4.34	$1.87
Add amounts per share included in FFO:
Earnings allocable to unvested restricted stock	—	0.03	(0.02)	0.03
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	1.35	1.15	5.66	4.96
Loss on impairment, net of taxes	—	0.02	0.11	0.04
Gain on depreciable property, net of taxes	(1.00)	—	(3.35)	(0.50)
FFO per diluted share	$1.91	$2.42	$6.74	$6.40

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$300	$144	$2,088	$2,357

Straight-line rental income adjustment	$701	$804	$370	$974

Gain on outparcel sales, net of taxes	$135	$257	$3,148	$951

Net amortization of acquired above- and below-market leases	$(4,151)	$(5,134)	$(14,759)	$(15,616)

Income tax provision	$(529)	$(199)	$(475)	$(1,055)

Abandoned projects expense	$—	$(88)	$(27)	$(230)

Interest capitalized	$126	$134	$518	$562

Estimate of uncollectable revenues	$(1,277)	$(870)	$(4,995)	$(5,085)

			As of December 31,
			2025	2024
Straight-line rent receivable			$25,036	$23,789

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$48,921	$37,547	$134,526	$57,117
Adjustments:
Depreciation and amortization	40,013	31,561	165,156	140,591
Depreciation and amortization from unconsolidated affiliates	3,137	4,141	12,992	16,137
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(361)	(446)	(1,551)	(1,916)
Interest expense	42,999	36,418	175,962	154,486
Interest expense from unconsolidated affiliates	7,112	16,070	27,682	67,108
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(803)	(1,044)	(3,909)	(4,240)
Abandoned projects expense	—	88	27	230
Gain on sales of real estate assets	(130)	(189)	(74,229)	(16,676)
Gain on sales of real estate assets of unconsolidated affiliates	(31,700)	(68)	(33,567)	(68)
Adjustment for unconsolidated affiliates with negative investment	2,358	1,494	12,811	(9,974)
Loss on extinguishment of debt	—	—	217	819
Gain on deconsolidation	—	—	(33,851)	—
Gain on consolidation	—	(26,727)	—	(26,727)
Loss on impairment, including our share of unconsolidated affiliates	—	625	3,875	1,461
Litigation settlement	—	(400)	—	(553)
Income tax provision	529	199	475	1,055
Lease termination fees	(300)	(144)	(2,088)	(2,357)
Straight-line rent and above- and below-market lease amortization	3,450	4,330	14,389	14,642
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	83	434	1,462	1,857
General and administrative expenses	15,358	16,607	69,040	67,254
Management fees and non-property level revenues	(6,200)	(5,979)	(22,121)	(25,049)
Operating Partnership's share of property NOI	124,466	114,517	447,298	435,197
Non-comparable NOI	(7,860)	(1,667)	(26,827)	(16,732)
Total same-center NOI (1)(2)	$116,606	$112,850	$420,471	$418,465
Total same-center NOI percentage change	3.3%		0.5%
(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of December 31, 2025, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending December 31, 2025. New properties are excluded from same-center NOI, until they meet these criteria. Properties excluded from the same-center pool that would otherwise meet these criteria are properties which are under major redevelopment or being considered for repositioning, where we intend to renegotiate the terms of the debt secured by the related property or return the property to the lender.
(2)
Due to the purchase of the Company's joint venture partner's 50% interest in CoolSprings Galleria, Oak Park Mall and West County Center during December 2024, same-center NOI is reflected at 100% for those properties for all periods.

Same-center Net Operating Income

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Malls	$83,420	$81,617	$294,287	$295,680
Outlet centers	5,915	5,933	21,793	22,225
Lifestyle centers	10,115	8,698	37,203	34,099
Open-air centers	11,344	11,115	44,755	44,822
Outparcels and other	5,812	5,487	22,433	21,639
Total same-center NOI	$116,606	$112,850	$420,471	$418,465
Percentage Change:
Malls	2.2%		(0.5)%
Outlet centers	(0.3)%		(1.9)%
Lifestyle centers	16.3%		9.1%
Open-air centers	2.1%		(0.1)%
Outparcels and other	5.9%		3.7%
Total same-center NOI	3.3%		0.5%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Company's Share of Consolidated and Unconsolidated Debt

(Dollars in thousands)

	As of December 31, 2025
	Fixed Rate	Variable Rate	Total Debt	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total, net
Consolidated debt	$1,501,918	$753,102	$2,255,020	$(9,276)	$(74,959)	$2,170,785
Noncontrolling interests' share of consolidated debt	(23,881)	(10,983)	(34,864)	83	251	(34,530)
Company's share of unconsolidated affiliates' debt	344,878	9,261	354,139	(3,006)	—	351,133
Other debt (2)	48,271	—	48,271	—	—	48,271
Company's share of consolidated, unconsolidated and other debt	$1,871,186	$751,380	$2,622,566	$(12,199)	$(74,708)	$2,535,659
Weighted-average interest rate	5.51%	6.89%	5.91%

	As of December 31, 2024
	Fixed Rate	Variable Rate	Total Debt	Unamortized Deferred Financing Costs	Unamortized Debt Discounts (1)	Total, net
Consolidated debt	$1,403,798	$928,106	$2,331,904	$(8,688)	$(110,536)	$2,212,680
Noncontrolling interests' share of consolidated debt	(24,392)	(11,403)	(35,795)	168	1,803	(33,824)
Company's share of unconsolidated affiliates' debt	372,939	26,989	399,928	(2,613)	—	397,315
Other debt (2)	41,122	—	41,122	—	—	41,122
Company's share of consolidated, unconsolidated and other debt	$1,793,467	$943,692	$2,737,159	$(11,133)	$(108,733)	$2,617,293
Weighted-average interest rate	5.18%	7.66%	6.03%
(1)
In conjunction with the acquisition of the Company's partners' 50% joint venture interests in CoolSprings Galleria, Oak Park Mall and West County Center and the implementation of fresh start accounting upon emergence from bankruptcy, the Company recognized debt discounts equal to the difference between the outstanding balance of mortgage notes payable and the estimated fair value of such mortgage notes payable. The debt discounts are accreted as additional interest expense over the terms of the respective mortgage notes payable using the effective interest method. The Company recognized the debt discounts associated with the acquisition of its partner's 50% joint venture interests in CoolSprings Galleria, Oak Park Mall and West County Center in December 2024.
(2)
Represents the outstanding loan balances of deconsolidated properties due to a loss of control when the properties were placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Consolidated Balance Sheets

(Unaudited; in thousands, except share data)

	December 31,	December 31,
	2025	2024
ASSETS
Real estate assets:
Land	$601,553	$588,153
Buildings and improvements	1,619,988	1,505,232
	2,221,541	2,093,385
Accumulated depreciation	(355,900)	(283,785)
	1,865,641	1,809,600
Held-for-sale	—	56,075
Developments in progress	10,533	5,817
Net investment in real estate assets	1,876,174	1,871,492
Cash and cash equivalents	42,287	40,791
Restricted cash	110,665	112,938
Available-for-sale securities - at fair value (amortized cost of $292,646 and $242,881 as of December 31, 2025 and December 31, 2024, respectively)	293,087	243,148
Receivables:
Tenant	46,489	45,594
Other	1,562	2,356
Investments in unconsolidated affiliates	85,941	83,465
In-place leases, net	144,046	186,561
Intangible lease assets and other assets	128,848	160,846
	$2,729,099	$2,747,191
LIABILITIES AND EQUITY
Mortgage and other indebtedness, net	$2,170,785	$2,212,680
Accounts payable and accrued liabilities	193,640	221,647
Total liabilities	2,364,425	2,434,327
Shareholders' equity:
Common stock, $.001 par value, 200,000,000 shares authorized, 30,322,052 and 30,711,227 issued and outstanding as of December 31, 2025 and December 31, 2024, respectively (in each case, excluding 34 treasury shares)	30	31
Additional paid-in capital	687,424	694,566
Accumulated other comprehensive income	443	782
Accumulated deficit	(312,961)	(371,833)
Total shareholders' equity	374,936	323,546
Noncontrolling interests	(10,262)	(10,682)
Total equity	364,674	312,864
	$2,729,099	$2,747,191

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Condensed Combined Financial Statements - Unconsolidated Affiliates

(Unaudited; in thousands)

	December 31, 2025	December 31, 2024
ASSETS:
Investment in real estate assets	$1,255,163	$1,284,494
Accumulated depreciation	(574,364)	(576,289)
	680,799	708,205
Developments in progress	1,315	32,114
Net investment in real estate assets	682,114	740,319
Other assets	135,138	156,363
Total assets	$817,252	$896,682
LIABILITIES:
Mortgage and other indebtedness, net	$715,013	$780,536
Other liabilities	23,468	36,253
Total liabilities	738,481	816,789
OWNERS' EQUITY:
The Company	78,016	76,607
Other investors	755	3,286
Total owners' equity	78,771	79,893
Total liabilities and owners’ equity	$817,252	$896,682

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Total revenues	$47,305	$69,647	$181,264	$260,969
Depreciation and amortization	(10,910)	(17,309)	(44,050)	(71,529)
Operating expenses	(14,674)	(22,377)	(54,726)	(85,268)
Interest and other income	563	680	2,442	2,717
Interest expense	(12,210)	(18,514)	(46,105)	(73,344)
Gain on extinguishment of debt	—	—	32,494	20,752
Loss on impairment	—	—	(1,363)	—
Gain on sales of real estate assets	34,146	136	37,048	136
Net income	$44,220	$12,263	$107,004	$54,433

	Company's Share for the Period		Company's Share for the Period
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Total revenues	$26,610	$37,102	$101,886	$137,845
Depreciation and amortization	(5,679)	(8,945)	(23,583)	(37,843)
Operating expenses	(7,802)	(11,763)	(29,477)	(43,367)
Interest and other income	328	404	1,467	1,657
Interest expense	(7,112)	(16,070)	(27,682)	(67,108)
Negative investment adjustment	(2,079)	3,310	(4,484)	31,680
Loss on impairment	—	—	(682)	—
Gain on sales of real estate assets	33,964	68	35,831	68
Net income	$38,230	$4,106	$53,276	$22,932

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

EBITDA for real estate ("EBITDAre") is a non-GAAP financial measure which NAREIT defines as net income (loss) (computed in accordance with GAAP), plus interest expense, income tax expense, depreciation and amortization, gains on the dispositions and consolidations of depreciable property and impairment write-downs of depreciable property, and after adjustments to reflect the Company's share of EBITDAre from unconsolidated affiliates. The Company also calculates Adjusted EBITDAre to exclude the non-controlling interest in EBITDAre of consolidated entities, abandoned projects expense, (gains) losses on extinguishment of debt, adjustments related to unconsolidated affiliates and litigation settlement.

The Company presents the ratio of Adjusted EBITDAre to interest expense because the Company believes that the Adjusted EBITDAre to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDAre excludes items that are not a normal result of operations which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDAre and Adjusted EBITDAre, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income (loss), cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDAre to Interest Expense

(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net income	$48,921	$37,547	$134,526	$57,117
Depreciation and amortization	40,013	31,561	165,156	140,591
Depreciation and amortization from unconsolidated affiliates	3,137	4,141	12,992	16,137
Interest expense	42,999	36,418	175,962	154,486
Interest expense from unconsolidated affiliates	7,112	16,070	27,682	67,108
Income taxes	529	199	475	1,055
Loss on impairment, including our share of unconsolidated affiliates	—	625	3,875	1,461
Gain on depreciable property	(31,695)	—	(104,163)	(15,651)
Gain on deconsolidation	—	—	(33,851)	—
Gain on consolidation	—	(26,727)	—	(26,727)
EBITDAre (1)	111,016	99,834	382,654	395,577
Loss on extinguishment of debt	—	—	217	819
Litigation settlement	—	(400)	—	(553)
Abandoned projects expense	—	88	27	230
Adjustment for unconsolidated affiliates with negative investment	2,358	1,494	12,811	(9,974)
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	83	434	1,462	1,857
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(361)	(446)	(1,551)	(1,916)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(803)	(1,044)	(3,909)	(4,240)
Company's share of Adjusted EBITDAre	$112,293	$99,960	$391,711	$381,800
(1)
Includes $136 and $257 for the three months ended December 31, 2025 and 2024, respectively, related to sales of non-depreciable real estate assets. Includes $3,634 and $1,093 for the year ended December 31, 2025 and 2024, respectively, related to sales of non-depreciable real estate assets.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

	Three Months Ended December 31,				Year Ended December 31,
	2025		2024		2025		2024

Interest Expense:
Interest expense	$42,999		$36,418		$175,962		$154,486
Interest expense from unconsolidated affiliates	7,112		16,070		27,682		67,108
Debt discount accretion, including our share of unconsolidated affiliates and net of noncontrolling interests' share	(8,166)		(10,327)		(35,750)		(44,929)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries, excluding noncontrolling interests' share of debt discount accretion	(648)		(569)		(2,357)		(2,337)
Company's share of interest expense	$41,297		$41,592		$165,537		$174,328
Ratio of Adjusted EBITDAre to Interest Expense	2.7	x	2.4	x	2.4	x	2.2	x

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Company's share of Adjusted EBITDAre	$112,293	$99,960	$391,711	$381,800
Interest expense	(42,999)	(36,418)	(175,962)	(154,486)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	803	1,044	3,909	4,240
Income taxes	(529)	(199)	(475)	(1,055)
Net amortization of deferred financing costs, discounts on available-for-sale securities and debt discounts	6,019	2,813	29,474	10,479
Net amortization of intangible lease assets and liabilities	4,116	5,177	14,638	15,666
Depreciation and interest expense from unconsolidated affiliates	(10,249)	(20,211)	(40,674)	(83,245)
Adjustment for unconsolidated affiliates with negative investment	(2,358)	(1,494)	(12,811)	9,974
Litigation settlement	—	400	—	553
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	361	446	1,551	1,916
Net loss attributable to noncontrolling interests in other consolidated subsidiaries	(83)	(434)	(1,462)	(1,857)
Loss on impairment from unconsolidated affiliates	—	—	(682)
Gain on depreciable property from unconsolidated affiliates	31,700	—	31,700	—
Gain on outparcel sales	(135)	(189)	(1,766)	(1,025)
Loss on insurance proceeds	—	—	79	—
Equity in earnings of unconsolidated affiliates	(38,230)	(4,106)	(53,276)	(22,932)
Distributions of earnings from unconsolidated affiliates	30,801	4,516	44,348	20,665
Share-based compensation expense	4,164	3,845	16,749	14,928
Change in estimate of uncollectable revenues	(476)	213	3,031	4,155
Change in deferred tax assets	(264)	(548)	11	(1,650)
Changes in operating assets and liabilities	(14,774)	(8,615)	(413)	4,097
Cash flows provided by operating activities	$80,160	$46,200	$249,680	$202,223

Components of Consolidated Rental Revenues

The Company believes the following summary is useful to users of its consolidated financial statements because it provides more detail regarding the components of rental revenues in the consolidated financial statements and trends in these components for the periods shown.

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Minimum rents	$109,381	$92,364	$412,853	$371,301
Percentage rents	7,236	6,251	16,725	14,004
Other rents	3,524	2,750	9,946	7,826
Tenant reimbursements	30,683	25,206	122,134	104,841
Estimate of uncollectable amounts	(438)	(785)	(2,673)	(4,096)
Total rental revenues	$150,386	$125,786	$558,985	$493,876

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Mortgage and Other Indebtedness

(Dollars in thousands)

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of December 31, 2025 (1)	Balance
						Fixed	Variable
Operating Properties:
The Outlet Shoppes at Gettysburg (2)	Gettysburg, PA	Oct-25		4.80%	$19,438	$19,438	$—
Parkdale Mall & Crossing	Beaumont, TX	Mar-26		5.85%	49,075	49,075	—
Northwoods Mall	North Charleston, SC	Apr-26		5.08%	47,615	47,615	—
Arbor Place	Atlanta (Douglasville), GA	May-26		5.10%	85,515	85,515	—
Fayette Mall	Lexington, KY	May-26		4.25%	101,683	101,683	—
Volusia Mall	Daytona Beach, FL	May-26		4.56%	33,165	33,165	—
Hamilton Place	Chattanooga, TN	Jun-26		4.36%	86,636	86,636	—
Jefferson Mall (3)	Louisville, KY	Jun-26		4.75%	48,990	48,990	—
The Outlet Shoppes at Laredo	Laredo, TX	Jun-26		7.62%	31,380	—	31,380
West County Center	Des Peres, MO	Dec-26		3.40%	140,024	140,024	—
CoolSprings Galleria	Nashville, TN	May-28		4.84%	133,958	133,958	—
Cross Creek Mall	Fayetteville, NC	Aug-30		6.86%	77,603	77,603	—
Oak Park Mall	Overland Park, KS	Oct-30		3.97%	245,665	245,665	—
2032 non-recourse bank loan (4)		Oct-30	Oct-32	7.75%	442,956	367,956	75,000
Hamilton Place open-air centers loan	Chattanooga, TN	Jun-32		5.85%	64,595	64,595	—
Total Loans On Operating Properties					1,608,298	1,501,918	106,380
Weighted-average interest rate					5.55%	5.39%	7.87%

Corporate Debt:
Secured term loan		Nov-26	Nov-27	6.74%	646,722	—	646,722

Total Consolidated Debt					$2,255,020	$1,501,918	$753,102
Weighted-average interest rate					5.89%	5.39%	6.90%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Coastal Grand Mall - Dick's Sporting Goods	Myrtle Beach, SC	May-26		8.05%	$3,287	$3,287	$—
York Town Center	York, PA	Jun-26		6.00%	14,210	14,210	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Mar-27		7.26%	2,797	2,797	—
Mayfaire Town Center - hotel development	Wilmington, NC	Jan-28		7.09%	9,261	—	9,261
Friendly Center	Greensboro, NC	May-28		6.44%	71,264	71,264	—
Coastal Grand Mall (5)	Myrtle Beach, SC	Aug-28		5.09%	39,765	39,765	—
Coastal Grand Crossing (5)	Myrtle Beach, SC	Aug-28		5.09%	1,919	1,919	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	32,922	32,922	—
Ambassador Town Center	Lafayette, LA	Jun-29		4.35%	25,329	25,329	—
Hamilton Place Aloft Hotel	Chattanooga, TN	Jun-29		7.20%	7,046	7,046	—
Friendly Center Medical Office	Greensboro, NC	Jun-30		6.11%	1,686	1,686	—
The Pavilion at Port Orange	Port Orange, FL	Oct-30		5.93%	21,500	21,500	—
The Shoppes at Eagle Point	Cookeville, TN	May-32		5.40%	18,944	18,944	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Oct-33		7.85%	39,665	39,665	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Nov-34		6.84%	42,453	42,453	—
Hammock Landing - Phase I	West Melbourne, FL	Dec-34		5.86%	17,182	17,182	—
Hammock Landing - Phase II	West Melbourne, FL	Dec-34		5.86%	4,909	4,909	—
					354,139	344,878	9,261

Plus Other Debt:
Southpark Mall (6)	Colonial Heights, VA	Jun-26		4.85%	48,271	48,271	—

Less Noncontrolling Interests' Share Of Consolidated Debt:
The Outlet Shoppes at Gettysburg (2) (50%)	Gettysburg, PA	Oct-25		4.80%	(9,719)	(9,719)	—
Hamilton Place (10%)	Chattanooga, TN	Jun-26		4.36%	(8,664)	(8,664)	—
The Outlet Shoppes at Laredo (35%)	Laredo, TX	Jun-26		7.62%	(10,983)	—	(10,983)

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance as of December 31, 2025 (1)	Balance
						Fixed	Variable
Hamilton Place open-air centers loan (8% - 10%)	Chattanooga, TN	Jun-32		5.85%	(5,498)	(5,498)	—
					(34,864)	(23,881)	(10,983)

Company's Share Of Consolidated, Unconsolidated and Other Debt (7)					$2,622,566	$1,871,186	$751,380
Weighted-average interest rate					5.91%	5.51%	6.89%

Total Debt of Unconsolidated Affiliates:
Coastal Grand Mall - Dick's Sporting Goods	Myrtle Beach, SC	May-26		8.05%	$6,575	$6,575	$—
York Town Center	York, PA	Jun-26		6.00%	28,420	28,420	—
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Mar-27		7.26%	2,797	2,797	—
Mayfaire Town Center - hotel development	Wilmington, NC	Jan-28		7.09%	18,900	—	18,900
Friendly Center	Greensboro, NC	May-28		6.44%	142,529	142,529	—
Coastal Grand Mall (5)	Myrtle Beach, SC	Aug-28		5.09%	79,529	79,529	—
Coastal Grand Crossing (5)	Myrtle Beach, SC	Aug-28		5.09%	3,838	3,838	—
The Outlet Shoppes at El Paso	El Paso, TX	Oct-28		5.10%	65,843	65,843	—
Ambassador Town Center	Lafayette, LA	Jun-29		4.35%	38,967	38,967	—
Hamilton Place Aloft Hotel	Chattanooga, TN	Jun-29		7.20%	14,091	14,091	—
Friendly Center Medical Office	Greensboro, NC	Jun-30		6.11%	6,745	6,745	—
The Pavilion at Port Orange	Port Orange, FL	Oct-30		5.93%	43,000	43,000	—
The Shoppes at Eagle Point	Cookeville, TN	May-32		5.40%	37,889	37,889	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Oct-33		7.85%	79,330	79,330	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Nov-34		6.84%	65,313	65,313	—
Hammock Landing - Phase I	West Melbourne, FL	Dec-34		5.86%	34,364	34,364	—
Hammock Landing - Phase II	West Melbourne, FL	Dec-34		5.86%	9,818	9,818	—
					$677,948	$659,048	$18,900
Weighted-average interest rate					6.13%	6.10%	7.09%
(1)
See page 13 for debt discounts and unamortized deferred financing costs.
(2)
In October 2025, the Company was notified by the lender that the loan was in maturity default. The Company anticipates returning the property to the lender.
(3)
Subsequent to December 31, 2025, the Company was notified by the lender that the loan was in default. The Company anticipates returning the property to the lender.
(4)
This loan was previously referred to as the "open-air centers and outparcels loan." The interest rate is a fixed 7.70% for $367,956 of the outstanding loan balance through July 2030, with the remaining loan balance bearing a variable interest rate based on the 30-day SOFR plus 4.10%. The full principal balance will convert to a variable rate after July 2030. The Operating Partnership has an interest rate swap on a notional amount of $32,000 related to the variable portion of the loan to effectively fix the interest rate at 7.3975%.
(5)
In September 2025, the Company entered into a forbearance agreement that waived the previous default interest and extended the maturity date through August 2028. The forbearance agreement provides for default interest on the outstanding loan balance of 1%, 2% and 3% for each respective year of the forbearance agreement.
(6)
In July 2025, the loan entered default and the property was placed into receivership. The Company anticipates returning the property to the lender.
(7)
As of December 31, 2025, CBL owns interests in 12 assets (9 malls, 2 outlet centers and an open-air center) with a pro rata share debt balance of $770,120 which have 100% of the cash flows from such properties restricted under the terms of the respective loan agreements. Of this amount, $738,085 of pro rata debt relates to malls, $30,116 relates to outlet centers and $1,919 relates to an open-air center. These loans are non-recourse to CBL. The restricted cash can only be used to pay the respective property’s real estate and insurance costs, debt service, operating expenses, and fund escrow accounts for capital expenditures and tenant allowances. Additionally, CBL receives management fees from the property cash flows. For the year ended December 31, 2025, CBL’s pro rata share of same-center NOI was $420,471, of which same-center NOI from cash trapped properties made up $79,725, with $74,347 relating to malls, $3,359 relating to outlet centers and $2,019 relating to an open-air center. For the year ended December 31, 2024, CBL’s pro rata share of same-center NOI was $418,465, of which same-center NOI from cash trapped properties made up $78,977, with $73,393 relating to malls, $3,865 relating to outlet centers and $1,719 relating to an open-air center.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Schedule of Maturities of Mortgage and Other Indebtedness

(Dollars in thousands)

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2025	$19,438	$—	$—	$(9,719)	$9,719	0.37%	4.80%
2026	624,083	17,497	48,271	(19,647)	670,204	25.56%	4.62%
2027	646,722	2,797	—	—	649,519	24.77%	6.74%
2028	133,958	155,131	—	—	289,089	11.02%	5.37%
2029	—	32,375	—	—	32,375	1.23%	4.97%
2030	323,268	23,186	—	—	346,454	13.21%	4.75%
2032	507,551	18,944	—	(5,498)	520,997	19.87%	7.50%
2033	—	39,665	—	—	39,665	1.51%	7.85%
2034	—	64,544	—	—	64,544	2.46%	6.50%
Total	$2,255,020	$354,139	$48,271	$(34,864)	$2,622,566	100.00%	5.91%

Based on Original Maturity Dates:
Year	Consolidated Debt	CBL's Share of Unconsolidated Affiliates' Debt	Other Debt (1)	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated, Unconsolidated and Other Debt	% of Total	Weighted Average Interest Rate
2025	$19,438	$—	$—	$(9,719)	$9,719	0.37%	4.80%
2026	1,270,805	17,497	48,271	(19,647)	1,316,926	50.22%	5.66%
2027	—	2,797	—	—	2,797	0.11%	7.26%
2028	133,958	155,131	—	—	289,089	11.02%	5.37%
2029	—	32,375	—	—	32,375	1.23%	4.97%
2030	766,224	23,186	—	—	789,410	30.10%	6.47%
2032	64,595	18,944	—	(5,498)	78,041	2.98%	5.74%
2033	—	39,665	—	—	39,665	1.51%	7.85%
2034	—	64,544	—	—	64,544	2.46%	6.50%
Total	$2,255,020	$354,139	$48,271	$(34,864)	$2,622,566	100.00%	5.91%

(1)
During the year ended December 31, 2025, the Company deconsolidated Southpark Mall due to a loss of control when the property was placed into receivership in connection with the foreclosure process.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics by Collateral Pool

Basis of Presentation

The tables below provide certain property level financial information by property type and by categories based on the debt supported. The property types include Malls, Lifestyle Centers, Outlet Centers, Open-Air Centers, Outparcels and Other, each as defined below:

Malls: The Malls are enclosed large regional shopping centers, generally anchored by two or more anchors or junior anchors, a wide variety of in-line retail stores, restaurants and non-retail tenants.

Lifestyle Centers: The Lifestyle Centers are large open-air centers, generally anchored by one or more anchors, which can include traditional department store anchors, grocers, or other non-traditional anchors and/or junior anchors, a wide variety of in-line and retail stores, restaurants, and/or non-retail tenants.

Outlet Centers: The Outlet Centers are open-air centers, generally anchored by one or more discount or off-price junior anchors and a wide variety of brand name off-price or discount in-line stores.

Open-Air Centers: The Open-Air Centers are designed to attract local and regional customers. They are typically anchored by a combination of supermarkets, value-priced stores, big-box retailers or may also feature traditional department stores. Open-Air Centers also feature a selection of shops that may include traditional retail stores, services or convenience offerings. Open-Air Centers may be located adjacent to CBL’s existing Malls or Lifestyle Centers.

Outparcels: The outparcels are subdivided improved parcels of land located at or adjacent to our Malls, Lifestyle Centers, Outlet Centers or Open-Air Centers. The outparcels are generally single-tenant or multi-tenant buildings that are either structured on a ground lease or building lease.

Other: Other includes other non-retail property types such as office, hotels or vacant land.

The information provided in the tables below, including historic operational and financial information, is for properties owned as of December 31, 2025, as listed on the Property List table. Information is provided on a “same-center” basis and any properties or interests in properties acquired or disposed of prior to December 31, 2025, were assumed to have been acquired or disposed for all periods presented. Properties excluded from the same-center pool that would otherwise meet these criteria are categorized as excluded properties. We exclude properties which are under major redevelopment or are being considered for repositioning, and where we are working or intend to work with the lender on a restructure of the terms of the loan secured by the property or convey the secured property to the lender (“Excluded Properties”).

Net Operating Income (NOI) and other financial information included in the presentation is reflected based on CBL’s share of ownership.

NOI is a supplemental non-GAAP measure of the operating performance of our shopping centers and other properties. We define NOI as property operating revenues (rental revenues and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs). NOI excludes straight-line rents, above/below market lease rates, landlord inducement write-offs, lease buyouts and management fees.

Due to the exclusions noted above, NOI should only be used as a supplemental measure of our performance and not as an alternative to GAAP operating income (loss) or net income (loss).

Interest is calculated on a GAAP basis including amortization of deferred financing costs and accretion of debt discounts.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Property List:

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
TERM LOAN ASSETS (HOLDCO I)
Malls:
CherryVale Mall	Rockford, IL
East Towne Mall	Madison, WI
Frontier Mall	Cheyenne, WY
Hanes Mall	Winston-Salem, NC
Kirkwood Mall	Bismarck, ND
Mall del Norte	Laredo, TX
Northgate Mall	Chattanooga, TN
Post Oak Mall	College Station, TX
Richland Mall	Waco, TX
Sunrise Mall	Brownsville, TX
Turtle Creek Mall	Hattiesburg, MS
Valley View Mall	Roanoke, VA
West Towne Mall	Madison, WI
Westmoreland Mall	Greensburg, PA
Total Malls		$378	$370	90.2%	88.0%

Lifestyle Centers:
Mayfaire Town Center	Wilmington, NC
Pearland Town Center	Pearland, TX
Southaven Towne Center	Southaven, MS
Total Lifestyle Centers		$426	$396	89.6%	91.8%

Open-Air Centers:
Westmoreland Crossing	Greensburg, PA	N/A	N/A	98.7%	100.0%

Outparcels and Other		N/A	N/A	91.6%	91.6%

Total Term Loan Assets (HoldCo I)		$387	$375	90.6%	89.3%

CONSOLIDATED UNENCUMBERED
Malls:
Dakota Square Mall	Minot, ND
Eastland Mall	Bloomington, IL
Meridian Mall	Lansing, MI
Mid Rivers Mall	St. Peters, MO
Northpark Mall	Joplin, MO
Old Hickory Mall	Jackson, TN
Parkway Place	Huntsville, AL
South County Center	St. Louis, MO
St. Clair Square	Fairview Heights, IL
Stroud Mall	Stroudsburg, PA
York Galleria	York, PA
Total Malls		$333	$325	77.8%	79.2%

Outparcels and Other		N/A	N/A	91.6%	89.2%

Total Consolidated Unencumbered		$333	$325	78.8%	79.9%

JOINT VENTURE ASSETS
Malls:
Coastal Grand Mall	Myrtle Beach, SC
Governor's Square	Clarksville, TN
Kentucky Oaks Mall	Paducah, KY
Total Malls		$389	$384	91.6%	85.4%

Outlet Centers:
The Outlet Shoppes at Atlanta	Woodstock, GA

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024
The Outlet Shoppes at El Paso	El Paso, TX
The Outlet Shoppes of the Bluegrass	Simpsonville, KY
Total Outlet Centers		$480	$483	93.8%	94.1%

Lifestyle Centers:
Friendly Center and The Shops at Friendly	Greensboro, NC	$650	$597	96.3%	89.7%

Open-Air Centers:
Ambassador Town Center	Lafayette, LA
Coastal Grand Crossing	Myrtle Beach, SC
Governor's Square Plaza	Clarksville, TN
Hammock Landing	West Melbourne, FL
The Pavilion at Port Orange	Port Orange, FL
The Shoppes at Eagle Point	Cookeville, TN
York Town Center	York, PA
Total Open-Air Centers		N/A	N/A	96.0%	94.5%

Total Joint Venture Assets		$489	$478	94.5%	91.9%

CONSOLIDATED ENCUMBERED ASSETS
Malls:
Arbor Place	Atlanta (Douglasville), GA
CoolSprings Galleria	Nashville, TN
Cross Creek Mall	Fayetteville, NC
Fayette Mall	Lexington, KY
Hamilton Place	Chattanooga, TN
Jefferson Mall	Louisville, KY
Northwoods Mall	North Charleston, SC
Oak Park Mall	Overland Park, KS
Parkdale Mall	Beaumont, TX
Volusia Mall	Daytona Beach, FL
West County Center	Des Peres, MO
Total Malls		$514	$501	91.2%	91.9%

Outlet Centers:
The Outlet Shoppes at Gettysburg	Gettysburg, PA
The Outlet Shoppes at Laredo	Laredo, TX
Total Outlet Centers		$288	$281	84.7%	86.1%

Open-Air Centers:
Alamance Crossing West	Burlington, NC
CoolSprings Crossing	Nashville, TN
Courtyard at Hickory Hollow	Nashville, TN
Frontier Square	Cheyenne, WY
Gunbarrel Pointe	Chattanooga, TN
Hamilton Corner	Chattanooga, TN
Hamilton Crossing	Chattanooga, TN
Harford Annex	Bel Air, MD
The Landing at Arbor Place	Atlanta (Douglasville), GA
Parkdale Crossing	Beaumont, TX
The Plaza at Fayette	Lexington, KY
The Shoppes at Hamilton Place	Chattanooga, TN
The Shoppes at St. Clair Square	Fairview Heights, IL
Sunrise Commons	Brownsville, TX
The Terrace	Chattanooga, TN
West Towne Crossing	Madison, WI
WestGate Crossing	Spartanburg, SC
Total Open-Air Centers		N/A	N/A	93.3%	94.7%

Outparcels		N/A	N/A	94.5%	97.7%

Total Consolidated Encumbered Assets		$490	$477	91.4%	92.4%

Property	Location	Sales Per Square Foot for the Trailing Twelve Months Ended (1)		In-Line Occupancy (2)
		December 31, 2025	December 31, 2024	December 31, 2025	December 31, 2024

Total Same-Center Portfolio		$437	$424	90.0%	89.5%

ACQUIRED PROPERTIES
Ashland Town Center (3)	Ashland, KY
Mesa Mall (3)	Grand Junction, CO
Paddock Mall (3)	Ocala, FL
Southgate Mall (3)	Missoula, MT
Total Acquired Properties		$430	$433	91.1%	N/A

Total Portfolio		$437	$426	90.0%	89.5%

EXCLUDED PROPERTIES
Brookfield Square	Brookfield, WI
Harford Mall	Bel Air, MD
Laurel Park Place	Livonia, MI
Southpark Mall	Colonial Heights, VA
Total Excluded Properties		N/A	N/A	N/A	N/A
(1)
Represents same-center sales per square foot for tenants 10,000 square feet or less for malls, outlet centers and lifestyle centers. Sales are reported on a whole property basis. Sales for unencumbered portions or outparcels of a property with reporting tenants under 10,000 square feet are reflected with the sales of the main property.
(2)
Includes occupancy metrics for stores with gross leasable area under 20,000 square feet for unencumbered portions or outparcels of a property.
(3)
The property is encumbered by the 2032 non-recourse bank loan (consolidated encumbered assets - malls), but has not yet met the same-center criteria. Sales information is included for the prior-year period, but prior-year occupancy information was unavailable.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Year Ended December 31, 2025 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$97,624	$(10,882)	$-	$86,742	$-	$-	$-	$86,742
Lifestyle Centers	24,243	(6,127)	-	18,116	-	-	-	18,116
Open-Air Centers	2,749	(209)	-	2,540	-	-	-	2,540
Outparcels	340	-	-	340	-	-	-	340
Other	1,016	-	-	1,016	-	-	-	1,016
Term Loan Debt Service	-	-	-	-	(48,548)	349	(37,657)	(85,856)
Total Term Loan Assets (HoldCo I)	125,972	(17,218)	-	108,754	(48,548)	349	(37,657)	22,898

CONSOLIDATED UNENCUMBERED
Malls	41,173	(5,499)	-	35,674	-	-	-	35,674
Outlet Centers	(28)	-	-	(28)	-	-	-	(28)
Outparcels	695	-	-	695	-	-	-	695
Other	2,411	(318)	-	2,093	-	-	-	2,093
Total Consolidated Unencumbered	44,251	(5,817)	-	38,434	-	-	-	38,434

JOINT VENTURE ASSETS
Malls	15,743	(4,556)	-	11,187	(1,767)	(506)	(7,379)	1,535
Outlet Centers	18,461	(735)	-	17,726	(7,962)	142	(1,154)	8,752
Lifestyle Centers	12,960	(1,823)	(4,159)	6,978	(4,858)	165	(1,096)	1,189
Open-Air Centers	15,503	(1,382)	-	14,121	(9,034)	127	(3,875)	1,339
Outparcels	377	-	-	377	-	-	-	377
Other	824	(24)	-	800	(527)	-	(1,693)	(1,420)
Total Joint Venture Assets	63,868	(8,520)	(4,159)	51,189	(24,148)	(72)	(15,197)	11,772

CONSOLIDATED ENCUMBERED ASSETS
Malls	139,748	(19,845)	-	119,903	(86,438)	34,744	(45,161)	23,048
Outlet Centers	3,359	(170)	-	3,189	(3,415)	1,206	(1,000)	(20)
Open-Air Centers	26,503	(3,391)	-	23,112	(15,985)	801	(370)	7,558
Outparcels	16,770	(250)	-	16,520	(12,336)	704	-	4,888
Total Consolidated Encumbered Assets	186,380	(23,656)	-	162,724	(118,174)	37,455	(46,531)	35,474

Total Same-Center	$420,471	$(55,211)	$(4,159)	$361,101	$(190,870)	$37,732	$(99,385)	$108,578
(1)
Non-cash interest expense consists of the accretion of debt discounts, amortization of deferred financing costs and default interest.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Operating Metrics - Year Ended December 31, 2024 at CBL Share
(Dollars in thousands)
	NOI	Capital Expenditures	Redevelopment	Unleveraged Cash Flow	Interest Expense	Non-Cash Interest Expense (1)	Amortization	Cash Flow
TERM LOAN ASSETS (HOLDCO I)
Malls	$98,919	$(8,957)	$-	$89,962	$-	$-	$-	$89,962
Lifestyle Centers	21,880	(3,651)	-	18,229	-	-	-	18,229
Open-Air Centers	2,766	(95)	-	2,671	-	-	-	2,671
Outparcels	321	(153)	-	168	-	-	-	168
Other	1,128	(57)	-	1,071	-	-	-	1,071
Term Loan Debt Service	-	-	-	-	(63,117)	399	(28,418)	(91,136)
Total Term Loan Assets (HoldCo I)	125,014	(12,913)	-	112,101	(63,117)	399	(28,418)	20,965

CONSOLIDATED UNENCUMBERED
Malls (2)	43,816	(7,417)	-	36,399	(136)	-	(15,340)	20,923
Outlet Centers	(27)	-	-	(27)	-	-	-	(27)
Open-Air Centers	-	-	-	-	-	-	-	-
Outparcels	438	(104)	-	334	-	-	-	334
Other	1,869	(702)	-	1,167	-	-	-	1,167
Total Consolidated Unencumbered	46,096	(8,223)	-	37,873	(136)	-	(15,340)	22,397

JOINT VENTURE ASSETS
Malls	15,997	(2,677)	-	13,320	(2,759)	625	(1,450)	9,736
Outlet Centers	18,387	(1,413)	-	16,974	(6,909)	148	(1,687)	8,526
Lifestyle Centers	12,219	(2,889)	-	9,330	(4,940)	165	(1,013)	3,542
Open-Air Centers	14,887	(568)	-	14,319	(10,329)	251	(3,840)	401
Outparcels	247	-	-	247	-	-	-	247
Other	776	(27)	-	749	(561)	-	(2,298)	(2,110)
Total Joint Venture Assets	62,513	(7,574)	-	54,939	(25,498)	1,189	(10,288)	20,342

CONSOLIDATED ENCUMBERED ASSETS
Malls	136,948	(21,629)	(579)	114,740	(72,786)	18,012	(49,465)	10,501
Outlet Centers	3,865	(523)	-	3,342	(3,765)	1,387	(1,165)	(201)
Open-Air Centers	27,169	(2,267)	-	24,902	(17,121)	1,053	-	8,834
Outparcels	16,860	(475)	-	16,385	(13,452)	948	-	3,881
Total Consolidated Encumbered Assets	184,842	(24,894)	(579)	159,369	(107,124)	21,400	(50,630)	23,015

Total Same-Center	$418,465	$(53,604)	$(579)	$364,282	$(195,875)	$22,988	$(104,676)	$86,719
(1)
Non-cash interest expense consists of the accretion of debt discounts, amortization of deferred financing costs and default interest.
(2)
In February 2024, the loan secured by Brookfield Square Anchor Redevelopment was paid off.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Balance Sheet
(unaudited, in thousands)
	December 31, 2025	December 31, 2024
ASSETS
Real estate assets:
Land	$154,508	$154,508
Buildings and improvements	399,105	384,269
	553,613	538,777
Accumulated depreciation	(128,012)	(104,111)
	425,601	434,666
Held for sale	—	17,562
Developments in progress	1,116	149
Net investment in real estate assets	426,717	452,377
Cash	29,609	31,708
Receivables:
Tenant	21,376	22,234
Other	377	353
In-place leases, net	21,675	32,377
Above market leases, net	14,328	22,743
Other assets	6,431	5,893
	$520,513	$567,685
LIABILITIES AND EQUITY
Senior secured term loan, net of deferred financing costs	$646,639	$725,163
Below market leases, net	11,093	15,245
Accounts payable and accrued liabilities	38,023	39,396
Total liabilities	695,755	779,804
Owner's deficit	(175,242)	(212,119)
	$520,513	$567,685

CBL & Associates HoldCo I, LLC - Consolidated Income Statement
(unaudited, in thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues:
Rental revenues	$48,578	$49,285	$182,684	$192,548
Other	1,668	1,620	5,311	5,704
Total revenues	50,246	50,905	187,995	198,252
Expenses:
Property operating	(7,773)	(8,466)	(32,425)	(34,659)
Depreciation and amortization	(8,755)	(11,057)	(37,060)	(49,919)
Real estate taxes	(4,574)	(4,087)	(17,318)	(18,097)
Maintenance and repairs	(3,735)	(3,867)	(15,632)	(15,412)
Management fees	(2,250)	(2,250)	(9,000)	(9,000)
Total expenses	(27,087)	(29,727)	(111,435)	(127,087)
Other income (expenses):
Other income	98	157	339	819
Interest expense	(11,444)	(14,143)	(48,548)	(63,117)
Gain on sales of real estate assets	—	—	21,193	10,593
Total other expenses, net	(11,346)	(13,986)	(27,016)	(51,705)
Net income	$11,813	$7,192	$49,544	$19,460

Modified Cash NOI (1)	$34,887	$36,067	$127,170	$137,122
Interest Coverage Ratio (2)			2.6x	2.2x
(1)
Modified Cash NOI is calculated in accordance with the terms of the exit credit agreement and is not comparable to the Company’s definition of NOI, presented on page 6, that is used for NOI and same-center NOI metrics.
(2)
The Interest Coverage Ratio represents Modified Cash NOI divided by Facility Interest Expense, as defined in the exit credit agreement.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

CBL & Associates HoldCo I, LLC - Consolidated Statement of Cash Flows
(unaudited, in thousands)
	Year Ended December 31,	Year Ended December 31,
	2025	2024
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$49,544	$19,460
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	37,060	49,919
Net amortization of deferred financing costs and debt discounts	349	399
Net amortization of intangible lease assets and liabilities	4,356	6,203
Gain on sales of real estate assets	(21,193)	(10,593)
Loss on insurance proceeds	79	—
Change in estimate of uncollectable revenues	1,224	1,721
Changes in:
Tenant and other receivables	247	(2,874)
Other assets	238	463
Accounts payable and accrued liabilities	(113)	(2,670)
Net cash provided by operating activities	71,791	62,028

CASH FLOWS FROM INVESTING ACTIVITIES:
Additions to real estate assets	(19,120)	(12,834)
Proceeds from sales of real estate assets	36,710	46,606
Proceeds from insurance	372	—
Changes in other assets	(725)	(793)
Net cash provided by investing activities	17,237	32,979

CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on mortgage and other indebtedness	(78,773)	(74,418)
Additions to deferred financing costs	(100)	(100)
Contributions to member	4,706	984
Distributions to member	(17,064)	(25,402)
Net cash used in financing activities	(91,231)	(98,936)

NET CHANGE IN CASH AND CASH EQUIVALENTS	(2,203)	(3,929)
CASH AND CASH EQUIVALENTS, beginning of period	31,812	35,741
CASH AND CASH EQUIVALENTS, end of period	$29,609	$31,812
Reconciliation from consolidated statement of cash flows to consolidated balance sheets:
Cash and cash equivalents	$29,609	$31,708
Restricted cash	—	104
CASH AND CASH EQUIVALENTS, end of period	$29,609	$31,812

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF	% Change Average
Three Months Ended December 31, 2025:
All Property Types (1)	758,952	$43.36	$41.22	(4.9)%	$42.11	(2.9)%
Malls, Lifestyle Centers & Outlet Centers (2)	707,781	44.28	41.74	(5.7)%	42.52	(4.0)%
New leases (2)	52,153	39.37	41.51	5.4%	45.20	14.8%
Renewal leases (2)	655,628	44.67	41.76	(6.5)%	42.31	(5.3)%
Open-air Centers	35,858	31.10	36.61	17.7%	39.39	26.7%

Year Ended December 31, 2025:
All Property Types (1)	2,439,969	$41.45	$41.30	(0.4)%	$42.52	2.6%
Malls, Lifestyle Centers & Outlet Centers (2)	2,304,160	42.35	41.97	(0.9)%	43.17	1.9%
New leases (2)	236,953	39.09	48.25	23.4%	52.84	35.2%
Renewal leases (2)	2,067,207	42.72	41.25	(3.4)%	42.07	(1.5)%
Open-air Centers	105,296	26.53	31.43	18.5%	33.24	25.3%
(1)
Includes malls, lifestyle centers, outlet centers, open-air centers and other.
(2)
The change is primarily driven by malls.

Total Leasing Activity:		Average Annual Base Rents Per Square Foot (1) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
	Square Feet
Three Months Ended December 31, 2025:
Operating portfolio:			As of December 31,	As of December 31,
New leases	326,567		2025	2024
Renewal leases	932,580	Same-center Malls, Lifestyle & Outlet Centers	$31.41	$31.59
Development portfolio:		Total Malls	31.31	31.14
New leases	—	Total Lifestyle Centers	32.83	31.96
Total leased	1,259,147	Total Outlet Centers	30.37	29.32
		Total Malls, Lifestyle & Outlet Centers	31.36	31.01
Year Ended December 31, 2025:		Open-Air Centers	16.25	15.84
Operating portfolio:		Other	22.01	20.94
New leases	854,120
Renewal leases	3,165,981
Development portfolio:
New leases	6,058
Total leased	4,026,159
(1)
Average annual base rents per square foot are based on contractual rents in effect as of December 31, 2025, including the impact of any rent concessions. Average base rents for open-air centers and office buildings include all leased space, regardless of size.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

For the Year Ended December 31, 2025 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2025:
New	89	227,157	6.58	$44.45	$49.05	$35.02	$9.43	26.9%	$14.03	40.1%
Renewal	596	1,857,922	2.82	36.01	36.72	37.68	(1.67)	(4.4)%	(0.96)	(2.5)%
Commencement 2025 Total	685	2,085,079	3.31	36.93	38.06	37.39	(0.46)	(1.2)%	0.67	1.8%

Commencement 2026:
New	42	96,722	7.42	51.80	56.78	38.85	12.95	33.3%	17.93	46.2%
Renewal	345	1,034,282	3.00	43.06	43.89	43.28	(0.22)	(0.5)%	0.61	1.4%
Commencement 2026 Total	387	1,131,004	3.48	43.81	45.00	42.90	0.91	2.1%	2.10	4.9%

Total 2025/2026	1,072	3,216,083	3.37	$39.35	$40.50	$39.33	$0.02	0.1%	$1.17	3.0%

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Top 25 Tenants Based On Percentage Of Total Annualized Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Revenues (1)
1	Victoria's Secret & Co.	46	379,689	2.67%
2	Signet Group, PLC (2)	107	156,889	2.60%
3	American Eagle Outfitters, Inc.	59	361,167	2.45%
4	Pentland Group (3)	62	362,211	2.25%
5	Dick's Sporting Goods, Inc. (4)	22	1,432,702	2.16%
6	Foot Locker, Inc.	59	295,067	2.08%
7	Bath & Body Works, Inc.	54	230,521	1.82%
8	Genesco Inc. (5)	70	139,832	1.50%
9	Knitwell Group	80	356,897	1.46%
10	Catalyst Brands	72	3,302,484	1.29%
11	The Buckle, Inc.	35	183,384	1.24%
12	Luxottica Group S.P.A. (6)	70	150,562	1.17%
13	The Gap Inc.	40	479,672	1.16%
14	Sycamore Partners	94	321,416	1.04%
15	Ames Watson, LLC (7)	94	120,105	0.98%
16	Abercrombie & Fitch, Co.	28	190,727	0.97%
17	Barnes & Noble, Inc.	18	473,262	0.94%
18	Cinemark Corp.	7	354,786	0.88%
19	H & M Hennes & Mauritz AB	34	720,910	0.88%
20	The TJX Companies, Inc. (8)	18	518,467	0.88%
21	Spencer Spirit Holdings, Inc.	44	103,126	0.85%
22	Shoe Show, Inc.	26	333,408	0.76%
23	Ulta Salon, Cosmetics & Fragrance, Inc.	22	226,665	0.75%
24	GoTo Foods (9)	60	41,240	0.74%
25	Darden Restaurants, Inc.	32	218,701	0.63%
		1,253	11,453,890	34.15%
(1)
Includes the Company's proportionate share of total revenues from consolidated and unconsolidated affiliates based on the ownership percentage in the respective joint venture and any other applicable terms.
(2)
Signet Group, PLC. operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zales, Peoples, Banter by Piercing Pagoda and Piercing Pagoda.
(3)
Pentland Group is formerly known as Finish Line, Inc. and operates Finish Line, City Gear, Hibbett Sports, JD Sports and Shoe Palace.
(4)
Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream. Includes a former Sears lease acquired by Dick's Sporting Goods, Inc. for future redevelopment.
(5)
Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone and Clubhouse.
(6)
Luxottica Group S.P.A. operates Lenscrafters, Pearle Vision and Sunglass Hut.
(7)
Ames Watson, LLC operates Lids, Lid's Locker Room and Claire's.
(8)
The TJX Companies, Inc. operates T.J. Maxx, Marshalls, HomeGoods and Sierra Trading Post.
(9)
GoTo Foods operates Cinnabon, Auntie Anne's, Moe's Southwest Grill, McAlister's Deli and Jamba.

Capital Expenditures

(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Tenant allowances (1)	$5,419	$8,016	$20,942	$19,863
Maintenance capital expenditures: (2)
Parking lot and parking lot lighting	2,692	1,275	8,584	5,047
Roof replacements	708	1,897	4,360	6,801
Other capital expenditures	6,696	4,901	22,741	19,497
Total maintenance capital expenditures	10,096	8,073	35,685	31,345
Total capital expenditures	$15,515	$16,089	$56,627	$51,208
(1)
Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.
(2)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as maintenance capital expenditures.

CBL & Associates Properties, Inc.

Supplemental Financial and Operating Information

Properties Opened During the Year Ended December 31, 2025

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2025 Cost	Opening Date	Initial Unleveraged Yield
Outparcel Development:
Mayfaire Town Center - hotel development	Wilmington, NC	49%	83,021	$16,285	$16,285	$4,432	Aug 2025	11.0%

Properties Under Development at December 31, 2025

(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	2025 Cost	Opening Date	Initial Unleveraged Yield
Redevelopments:
Friendly Center - Cooper's Hawk	Greensboro, NC	50%	10,600	$2,551	$2,314	$2,291	Nov 2025	10.2%
Friendly Center - North Italia	Greensboro, NC	50%	6,000	2,550	1,869	1,869	Dec 2025	8.1%
Total Redevelopment Properties Completed			16,600	$5,101	$4,183	$4,160
(1)
Total Cost is presented net of reimbursements to be received.
(2)
Cost to Date does not reflect reimbursements until they are received.